UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2017

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K dated May 18, 2017 filed by General Cable Corporation (the “Company” ) with the U.S. Securities and Exchange Commission on May 23, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on May 18, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to add item (d) below disclosing the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers (“Say On Pay”). Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(d) As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say On Pay votes held at the 2017 Annual Meeting, 36,317,138 shares voted for one year, 75,701 shares voted for two years, 5,513,668 shares voted for three years and 613,727 shares abstained. In accordance with the results set forth herein and its previous recommendation in the Company’s definitive proxy statement for the 2017 Annual Meeting, the Board of Directors has determined that future advisory votes on executive compensation will be submitted to stockholders on an annual basis until the occurrence of the next advisory vote on the frequency of Say On Pay Votes, which is required to occur no later than the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

August 14, 2017	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary